                                                                   EXHIBIT 23.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                              September 20, 2000

Re: Wipro Limited, Registration Statement on Form F-1 (the "Registration Statement")

   We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement and any amendments thereto.

                                          /s/ Wilson Sonsini Goodrich &
                                           Rosati, P.C.

                                          Wilson Sonsini Goodrich & Rosati
                                          Professional Corporation